Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-8 No. 333-38914) pertaining to the Old Second Bancorp Inc. Employees 401(k) Savings Plan and Trust of our report dated February 10, 2006, with respect to the consolidated financial statements of the Old Second Bancorp, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2005 and Old Second Bancorp, Inc. Management’s Assessment of the Effectiveness of Internal Control over Financial Reporting, and the Effectiveness of Internal Control over Financial Reporting of Old Second Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38914) pertaining to the Old Second Bancorp, Inc. 401(k) Savings Plan and Trust of our report dated May 27, 2005, with respect to the financial statements of the Old Second Bancorp, Inc. Employees’ 401(k) Savings Plan and Trust included in the Annual Report (Form 11-K) for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
September 8, 2006